UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

Health Insurance Innovations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35811	46-1282634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15438 N. Florida Avenue, Suite 201 Tampa, Florida	33613
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 376-5831

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On December 9, 2013, Michael W. Kosloske, the Chief Executive Officer of Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), was awarded 155,000 shares of Class A common stock under the Company’s Long Term Incentive Plan. The Company expects to recognize a non-cash expense of $1.6 million in connection with the award, all in the fourth quarter of 2013.

On December 13, 2013, Mr. Kosloske adopted a trading plan in accordance with the Company’s insider trading policy, which plan is intended to satisfy the provisions of Rule 10b5-1 under the Securities Exchange Act of 1934. This Rule 10b5-1 trading plan contemplates periodic sales, up to 86,855 in aggregate, of shares of Class A common stock by Mr. Kosloske during a sale period beginning February 2014, all in accordance with the terms of the plan. As of December 13, 2013, Mr. Kosloske beneficially owned 8,556,667 shares of Class A common stock, primarily through shares of Class B common stock of the Company that are exchangeable for shares of Class A common stock and which are not listed for trading. The Company does not intend to update or otherwise revise the information contained in this paragraph to reflect any sales subsequently reported by Mr. Kosloske.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ James P. Dietz
	Name:	James P. Dietz
	Title:	Chief Financial Officer, Executive Vice President and Secretary

Date: December 16, 2013